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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): March 2, 2000

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                                SENTO CORPORATION
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             (Exact name of registrant as specified in its charter)



       UTAH                         000-06425                    87-0284979
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 (State or other jurisdiction     (Commission                 (IRS Employer
     of incorporation)              File No.)               Identification No.)


                           808 EAST UTAH VALLEY DRIVE
                             AMERICAN FORK, UT 84003
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          (Address of principal executive offices, including zip code)


                                 (801) 492-2000
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              (Registrant's telephone number, including area code)

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                                TABLE OF CONTENTS


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
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS ...............   1

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS ..................   2
        EXHIBITS ...........................................   2

SIGNATURE ..................................................   3

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 2, 2000 (the "Closing Date"), Sento Corporation, a Utah corporation (the "Company"), and EchoPass Corporation, a Delaware corporation ("EchoPass"), closed that certain Amended and Restated Contribution Agreement dated as of March 1, 2000, between the Company and EchoPass (the "Contribution Agreement"). The transactions consummated pursuant to the Contribution Agreement, as well as transactions relating to the Company's transactions with EchoPass that also closed on or after March 2, 2000, consisted of the following (collectively, the "EchoPass Transactions"):

          (i) the Company transferred to EchoPass all of the technology developed or acquired by or licensed to the Company as part of the technical infrastructure used by the Company in the operation of the Company's Customer Contact Center (the "Technology") in exchange for 4,000,000 shares of the Series A Convertible Preferred Stock, $.0001 par value per share, of EchoPass (the "EchoPass Series A Preferred"), representing approximately 26% of the issued and outstanding shares of the common stock of EchoPass (the "EchoPass Common Stock") immediately following the consummation of the EchoPass Transactions (after giving effect to the conversion of the shares of EchoPass Series A Preferred issued to the Company and Genesys Telecommunications Laboratories, Inc. ("Genesys"), and the shares of the Series B Convertible Preferred Stock of EchoPass (the "EchoPass Series B Preferred") issued to New Enterprise Associates ("NEA"), Canaan Partners ("Canaan") and others in the EchoPass Transactions);

          (ii) the Company and EchoPass entered into a Services Agreement, dated as of March 1, 2000, enabling the Company to utilize the Technology (at most favored customer pricing) in developing its existing and future eCustomer Contact Centers (the "Services Agreement");

          (iii) the Company transferred to EchoPass certain tangible assets (the "Tangible Assets" and together with the Technology, collectively, the "Assets"), consisting primarily of computer equipment, in exchange for EchoPass' payment of $1,141,326.20 in cash to the Company;

          (iv) EchoPass transferred to Genesys 1,000,000 shares of EchoPass Series A Preferred in exchange for $2,000,000 in cash;

          (v) EchoPass transferred to NEA and Canaan certain shares of the EchoPass Series B Preferred in exchange for an aggregate of approximately $22.7 million; and

          (vi) A total of 22 employees of the Company, including Arthur F. Coombs, III, the Company's Chief Executive Officer, and Keith Barr, the Company's Chief Information Officer, resigned as employees of the Company and became employees of EchoPass.

     Certain directors and officers of the Company had material relationships with EchoPass on the Closing Date. In particular, EchoPass was formed by certain directors, officers and employees of the Company. Furthermore, immediately following the consummation of the EchoPass Transactions certain existing directors, officers and employees of the Company owned 915,000 shares of EchoPass Common Stock representing an aggregate of approximately 6% of the issued and outstanding shares of EchoPass Common Stock as of such date (after giving effect to the conversion of the shares of EchoPass Series A Preferred to be issued to the Company and the shares of EchoPass Series B Preferred issued to NEA, Canaan and others in the EchoPass Transactions). In addition, prior to the Closing Date, three of the Company's directors also served as directors of EchoPass; however, subsequent to the Closing Date only one of the Company's directors will continue to serve as a director of EchoPass. Also as of the Closing Date, Genesys owned 162,502 shares of common stock of the Company (the "Company Common Stock") and exercisable warrants to acquire an additional 81,251 shares of Company Common Stock, representing an aggregate of approximately 3% of the outstanding shares of Company Common Stock.

     The consideration received by the Company in exchange for the Assets was determined through negotiations between the Company and EchoPass, based upon the value of the Assets. In addition, the Company relied upon an

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opinion of Alliant Partners (the "Alliant Opinion"), that based upon and subject to the factors and assumptions set forth in the Alliant Opinion, the transfer of the Assets made by the Company to EchoPass in the EchoPass Transactions was fair, from a financial point of view, to the Company's shareholders.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        EXHIBITS.

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
        Reg. S-B
        Exhibit No.     Exhibit                                Exhibit No.
              2.1 --  Amended and Restated Contribution             1
                      Agreement

             99.1 --  Press Release dated March 2, 2000             2

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SENTO CORPORATION



                                       /s/ Stanley J. Cutler
                                       -------------------------------------
                                       Name: Stanley J. Cutler
                                       Title: Corporate Controller and
                                              Corporate Secretary


Date: March 17, 2000































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